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                                                                      EXHIBIT 21

                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                               DECEMBER 31, 1993



                                                                                                                 Percentage of
                                                                                                                 Voting Stock
                                                                                     Jurisdiction                  Owned by
                                                                                          of                       Immediate
                                                                                     Incorporation                   Parent
                                                                                     -------------             -----------------
A.  The Liberty Corporation                                                              S. C.
B.  Liberty Life Insurance Company                                                       S. C.                          100
    C.  Orion Life Insurance Company                                                   Delaware                         100
    C.  Park Avenue Associates, Inc.                                                     S. C.                          100
        C.  Tanyard Creek Partnership                                                    S. C.                           60
    C.  Exchange Place Corporation                                                       N. C.                          100
    C.  Greensboro Holdings, Inc.                                                        S. C.                          100
B.  Liberty Insurance Services Corporation                                               S. C.                          100
B.  Pierce National Life Insurance Co.                                                 California                       100
B.  Magnolia Life Insurance Company                                                    Louisiana                        100
B.  AFAC Acquisition Insurance Company                                                 Mississippi                      100

B.  Cosmos Broadcasting Corporation                                                      S. C.                          100
    C.  CableVantage Inc.                                                                S. C.                          100

D.  Special Services Corporation                                                         S. C.                          100
D.  Hampton Insurance Agency, Inc.                                                       S. C.                          100
D.  The Liberty Marketing Corporation                                                    S. C.                          100
D.  Bent Tree Corporation                                                              Georgia                          100
D.  TLC Business Ventures, Inc.                                                          S. C.                          100
D.  LC Limited Insurance Company                                                       Bermuda
D.  Liberty Investment Group, Inc.                                                       S. C.                          100
    D.  Liberty Capital Advisors, Inc.                                                   S. C.                          100
    D.  Liberty Properties Group, Inc.                                                   S. C.                          100
        D.  LPG Development Corporation                                                  S. C.                          100
        D.  SouthChase Development Corporation                                           S. C.                          100
        D.  LIBCO of Virginia, Inc.                                                    Virginia                         100
        D.  LIBCO of Florida, Inc.                                                      Florida                         100
        D.  LPC of S. C., Inc.                                                           S. C.                          100
        D.  LIBCO of Tennessee, Inc.                                                   Tennessee                        100
        D.  Commerce Center of Greenville, Inc.                                          S. C.                          100
        D.  Liberty Stone Associates, Inc.                                               S. C.                           50

A. Separate condensed financial statements filed as a schedule to the consolidated financial statements. Also included in the consolidated financial statements.

B. Separate financial statements not filed. Included in the consolidated financial statements.

C.   Consolidated with the applicable parent.

D. Minor subsidiaries. Included in the condensed financial statements of The Liberty Corporation.


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